THE STEPHAN CO.
1850 WEST McNAB ROAD
FORT LAUDERDALE, FL  33309



FOR IMMEDIATE RELEASE
Contact:  David Spiegel   (954) 971-0600


THE STEPHAN CO.  ANNOUNCES COMPLIANCE WITH AMEX
    LISTING QUALIFICATIONS PANEL DECISION


Ft. Lauderdale, FL, October 3, 2005 -- The Stephan Co. (AMEX - TSC) (the "Company") announced that with the filing of the Form 10-Q for the six months ended June 30, 2005 and the filing of the Form 10-Q for the three months ended March 31, 2005, in addition to the holding of the Company's annual meeting on September 29, 2005, the Company has fully complied with the decision of the AMEX Listing Qualifications Panel of August 3, 2005, which required the Company to regain compliance with all AMEX listing standards by September 30, 2005.

*     *     *

The Stephan Co. is engaged in the manufacture, distribution, and marketing of personal and hair care products.

Statements contained in this news release not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this News Release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company's actual results to differ materially from such forward-looking statements.

These factors, risks and uncertainties include, without limitation, the results of the audit and review processes performed by the Company's independent auditors with respect to any restatement of the Company's historic financial statements, appropriate valuation of the Company's assets, demand for the Company's products, competition from larger and/or more experienced suppliers of personal and hair care products, the Company's ability to continue to develop its markets, general economic conditions, governmental regulation, and other factors that may be more fully described in the Company's literature and periodic filings with the Securities and Exchange Commission.



AMERICAN STOCK EXCHANGE
SYMBOL - TSC